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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 3, 2002
                              (December 31, 2001)


                       Corrections Corporation of America
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                    0-25245                    62-1763875
          --------                    -------                    ----------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)



              10 Burton Hills Boulevard, Nashville, Tennessee 37215
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant"s telephone number, including area code: (615) 263-3000


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

SETTLEMENT CLAIMS PROCESS COMPLETED IN FINAL SETTLEMENT OF FEDERAL PORTION OF STOCKHOLDER LITIGATION.

         Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. and Prison Realty Corporation ("CCA" or the "Company"), has been advised by the settlement claims administrator, Gilardi & Co., LLC, that the settlement claims process has been completed in connection with the final settlement of previously outstanding stockholder litigation brought in federal court against the Company and certain of its current and former directors and executive officers. The Company has also been advised that the settlement claims process for the settlement of the remaining state court stockholder litigation is currently expected to be completed during the first or second quarter of 2002.

         As a result of the completion of the claims process in the federal stockholder litigation settlement, on December 31, 2001 the Company issued approximately 2.79 million shares of its common stock to the eligible claimants under the terms of the settlement. The Company's transfer agent and registrar, American Stock Transfer & Trust Company, has commenced the distribution of the shares of common stock, and it is anticipated that certificates representing the shares will be delivered to the claimants over the course of the next several weeks. In addition, pursuant to the terms of the settlement, on December 31, 2001 the Company issued a $26.1 million subordinated promissory note payable to the eligible claimants in the event the Company's common stock does not achieve certain trading prices prior to the maturity of the note on January 2, 2009. According to Gilardi & Co. LLC, approximately $27 million in cash insurance proceeds will also be distributed to the eligible claimants early in the first quarter of 2002 as part of the settlement.

         As the result of the issuance of the shares of common stock in the federal stockholder litigation settlement, the Company currently has approximately 27.9 million shares of its common stock issued and outstanding. The issuance of the $26.1 million subordinated promissory note in connection with the federal settlement was permitted by the terms of the Company's senior secured credit facility and other indebtedness.

         Upon the completion of the settlement claims process in the state portion of the stockholder litigation, it is anticipated that the Company will issue approximately 310,000 additional shares of common stock to the eligible state class claimants. The Company will also issue a $2.9 million subordinated promissory note payable to the eligible claimants similar to the note issued in the federal settlement. Approximately $3.1 million in cash insurance proceeds will also be distributed to the eligible state class claimants.

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         As previously disclosed by the Company, during the first quarter of
2001 the Company obtained final court approval of the settlement of a series of consolidated federal and state class action and derivative stockholder lawsuits. The final terms of the settlement agreements provided for the "global" settlement of all such outstanding stockholder litigation against the Company. Pursuant to the terms of the settlements, the Company agreed to issue or pay to the plaintiffs (and their respective legal counsel) in the actions: (i) an aggregate of approximately 4.7 million shares of the Company's common stock (on a post-reverse stock split basis); (ii) an aggregate $29 million subordinated promissory note; and (iii) approximately $47 million in cash payable solely from the proceeds of certain insurance policies. The Company has previously paid approximately $17.1 million of the insurance proceeds and issued approximately
1.6 million shares under the terms of the settlement to plaintiffs' counsel in the federal and state actions.

         The promissory note issued by the Company in the federal settlement is due January 2, 2009 and accrues interest at a rate of 8.0% per year. Principal under the note and accrued interest may be extinguished if the Company's common stock price meets or exceeds a "termination price" equal to $16.30 per share for any fifteen consecutive trading days following the date of the note's issuance and prior to the maturity date of the note. Additionally, to the extent the Company's common stock price does not meet the termination price, the note will be reduced by the amount that the shares of common stock issued to the plaintiffs appreciate in value in excess of $4.90 per share, based on the average trading price of the stock following the date of the note's issuance and prior to the maturity of the note. The note to be issued in the state settlement will also be due January 2, 2009 and accrue interest at a rate of 8.0% per year. Similar to the federal settlement note, principal under the note and accrued interest may be extinguished if the Company's common stock price meets or exceeds the $16.30 termination price per share for any fifteen consecutive trading days following the date of the note's issuance and prior to its maturity. To the extent the Company's common stock price does not meet the termination price, the note will also be reduced by the amount that the shares of common stock issued in the state settlement appreciate in value in excess of $4.90 per share, based on the average trading price of the stock following the date of the note's issuance and prior to its maturity.

         The text of the note issued by the Company on December 31, 2001 is included as Exhibit 10.1 hereto and is incorporated herein in its entirety. The press release issued by the Company on January 2, 2002 announcing the completion of the federal portion of the settlement is filed herewith as Exhibit 99.1 and is also incorporated herein in its entirety.

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ITEM 7(c). EXHIBITS.

The following exhibits are filed as part of this Current Report:

Exhibit
Number            Description of Exhibits
-------           -----------------------

10.1 8.0%, $26.1 million promissory note, due January 2, 2009, issued by the Company on December 31, 2001 in connection with the completion of the federal portion of the stockholder litigation settlement.

99.1 Company press release, dated January 2, 2002, announcing the completion of the federal portion of the stockholder litigation settlement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



Date: January 3, 2002             CORRECTIONS CORPORATION OF AMERICA


                                  By:   /s/ Irving E. Lingo, Jr.
                                        ----------------------------------------
                                  Its: Executive Vice President, Chief Financial
                                        Officer and Assistant Secretary


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                                  EXHIBIT INDEX

Exhibit
Number            DESCRIPTION OF EXHIBITS
-------           -----------------------

10.1 8.0%, $26.1 million promissory note, due January 2, 2009, issued by Corrections Corporation of America (the "Company") on December 31, 2001 in connection with the completion of the federal portion of the settlement of stockholder litigation against the Company.

99.1 Company press release, dated January 2, 2002, announcing the completion of the federal portion of the stockholder litigation settlement.


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